Exhibit 10.4

                                                                         Summary
                                                                         -------



Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated March 21, 2005.

Main contents:
>>   Contract No. (Shenzhen Longgang) Nong Yin Jie Zi (81101200500000299)
>>   Loan Amount (RMB) 20million yuan
>>   Contract Term: 21th March 2005 - 21th September 2005
>>   Interest rate: 5.22%
>>   Repayment:  principal  and  interest  are  payable  six months from date of agreement
>>   Purpose: Working capital
>> Liabilities of Breach of Contract: Breach of contract penalty; withdrawal of loan, prepayment of principal and interest before maturity, attachment of assets; imposition of compound interest; lawyer's fee and travel cost in case of litigation due to the Company 's breach of contract etc.

Terms that have been omitted: types of the loan; clearing of the loan interest; condition precedent to the drawing of the loan; rights and obligations of the borrower; rights and obligations of the lender; prepayment of the loan;
guarantee of the loan; dispute settlement; miscellaneous; effectiveness; validity; and attention.